Exhibit 11

                             INSIGNIA SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                  Three Months Ended               Six Months Ended
                                                       June 30                         June 30
                                             ---------------------------     ---------------------------
                                                 1997            1996            1997            1996
                                             -----------     -----------     -----------     -----------
PRIMARY:

    Average shares outstanding                 6,860,080       5,403,858       6,731,608       5,403,384

    Net effective of dilutive stock
      options--based on treasury stock
      method using average market price                0               0               0               0
                                             -----------     -----------     -----------     -----------

         TOTAL                                 6,860,080       5,403,858       6,731,608       5,403,384
                                             ===========     ===========     ===========     ===========

Net Income (Loss)                            $   (95,038)    $   (88,831)    $   (93,631)    $  (183,318)
                                             ===========     ===========     ===========     ===========

Net Income (Loss) per share                  $     (0.01)    $     (0.02)    $     (0.01)    $     (0.03)
                                             ===========     ===========     ===========     ===========

FULLY DILUTED:

    Average shares outstanding                 6,860,080       5,403,858       6,731,608       5,403,384

    Net effect of dilutive stock
      options--based on treasury stock
      method using ending market price,
      if higher than average market price              0               0               0               0
                                             -----------     -----------     -----------     -----------

         TOTAL                                 6,860,080       5,403,858       6,731,608       5,403,384
                                             ===========     ===========     ===========     ===========

Net Income (Loss)                            $   (95,038)    $   (88,831)    $ (93,6310)     $  (183,318)
                                             ===========     ===========     ===========     ===========
Net Income (Loss) per share                  $     (0.01)    $     (0.02)    $     (0.01)    $     (0.03)
                                             ===========     ===========     ===========     ===========
